Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson Vice President, Strategic Planning and Investor Relations 614-278-6622

BIG LOTS REPORTS FIRST QUARTER EPS OF $0.07, UP 40%
OVER LAST YEAR

Columbus, Ohio — May 17, 2005 — Big Lots, Inc. (NYSE: BLI) today reported first quarter fiscal 2005 net income of $7.8 million, or $0.07 per share, compared to net income of $6.4 million in the first quarter of fiscal 2004, or $0.05 per share. This result is at the high end of the Company’s guidance and ahead of Thomson Financial/First Call’s consensus estimate of $0.05 per share.

Net sales for the first quarter ended April 30, 2005 were $1,099.1 million, a 7.8% increase compared to net sales of $1,019.2 million for the same period of fiscal 2004. Comparable store sales for stores open at least two years at the beginning of the fiscal year were up 2.4% for the quarter driven by a 5.5% increase in the value of the average basket partially offset by a 3.1% decline in the number of customer transactions.

Commenting on the results, Michael J. Potter, Chairman and Chief Executive Officer, stated, “Sales trends improved in the first quarter as comps increased 2.4% against our most challenging quarterly comp of last year. We were particularly encouraged by the strength in the average basket which offset the negative impact macro economic pressures continue to have on customer traffic. The average basket growth of 5.5% was our largest quarterly increase since 2002 and suggests we continue to make progress towards improving the merchandise content in our stores. From a merchandising perspective, home decorative, hardlines, toys, and a sizable merchandise liquidation sourced by Big Lots Capital were the key drivers of average basket growth. In contrast, sales of seasonal merchandise for the quarter were below expectations principally due to the poor weather experienced in March.”

Mr. Potter continued, “Earnings for the quarter were $0.07 per share, up 40% compared to last year. Sales and gross margin results were in line with our guidance despite the challenges of poor weather in March. Expenses were tightly managed, up only approximately 2% per store over last year, and leveraged 30 basis points, which is particularly encouraging at a 2.4% comp. Additionally, interest expense was lower due to the new debt structure which was put in place at the end of the third quarter last year.”

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Commenting on the Company’s balance sheet, Mr. Potter added, “Our balance sheet remains healthy as inventory ended the quarter at $897 million, down 4% per store compared to last year. Our merchants have been intensely focused on sourcing more exciting closeout merchandise while at the same time managing overall inventory levels. We ended the quarter with bank debt of $107 million, down $52 million from the beginning of the quarter, principally due to inventory control, improved operating performance, and low levels of capital spending.”

Mr. Potter concluded, “Looking forward to the balance of 2005, clearly there is caution in the deep discount sector given the challenging economic environment. However, after several years of repositioning the business and having multiple initiatives to deliver, the Company is now singularly focused on the task of improving merchandise content, and this has allowed all areas of the business to operate more efficiently and effectively. Accordingly, we believe the business is positioned for, and focused on, delivering consistent earnings growth and meaningful cash flow in the coming years.”

As a reminder, the Company issued guidance for fiscal 2005 on February 23, 2005. This guidance calls for second quarter fiscal 2005 results to be in the range of a loss per share of $0.01 to earnings per diluted share of $0.03, compared to the second quarter fiscal 2004 loss per share of $0.07, on a restated basis. This guidance is based on a 3% to 5% comparable store sales increase compared to a 0.2% gain in the second quarter of fiscal 2004. The Company expects May comparable store sales to increase in the 1% to 3% range. For June, comparable store sales are planned to increase 3% to 5% despite the planned reduction of one advertising circular. July’s comparable store sales are expected to increase in the 4% to 6% range.

For reference purposes, the Company’s earnings guidance for fiscal 2005 along with results for fiscal 2004, on a restated basis, are provided in the attached table.

Big Lots, Inc. will host a conference call at 8:00 a.m. EDT today to discuss the Company’s financial results. The Company invites you to listen to the live webcast of the conference call. The Company is hosting the live webcast at www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of our website two hours after the call ends and will remain available through midnight EDT on Tuesday, May 31. A replay of the call will be available beginning May 17 at 12:00 noon EDT through May 31 at midnight EDT by dialing: (800) 207-7077 (United States and Canada) or (913) 383-5767 (International). The access number is 4113.

Big Lots, Inc. is the nation’s largest broadline closeout retailer. The Company operates a total of 1,519 stores in 46 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements for Purposes of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. The Company wishes to take advantage of the “safe harbor” provisions of the Act.

This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.

The Company’s ability to achieve the results contemplated by forward-looking statements is subject to a number of factors, any one, or a combination, of which could materially affect the Company’s business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:

•	the Company’s ability to source and purchase merchandise on favorable terms;

•	interruptions and delays in merchandise supply from the Company’s and its vendors’ foreign and domestic sources;

•	risks associated with purchasing, directly or indirectly, merchandise from foreign sources, including increased import duties and taxes, imposition of more restrictive quotas, loss of “most favored nation” trading status, currency fluctuations, work stoppages, transportation delays, foreign government regulations, political unrest, natural disasters, war, terrorism, and trade restrictions including retaliation by the United States against foreign practices;

•	the ability to attract new customers and retain existing customers;

•	the Company’s ability to establish effective advertising, marketing, and promotional programs;

•	economic and weather conditions which affect buying patterns of the Company’s customers;

•	changes in consumer spending and consumer debt levels;

•	the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies;

•	continued availability of capital and financing on favorable terms;

•	competitive pressures and pricing pressures, including competition from other retailers;

•	the Company’s ability to comply with the terms of its credit facilities (or obtain waivers for noncompliance);

•	significant interest rate fluctuations and changes in the Company’s credit rating;

•	the creditworthiness of the purchaser of the Company’s former KB Toys business;

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

•	the Company’s indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property leases, some or all of which may be rejected or materially modified in connection with the pending KB Toys bankruptcy proceedings, as well as other potential costs arising out of the KB Toys bankruptcy;

•	litigation risks and changes in laws and regulations, including changes in accounting standards, the interpretation and application of accounting standards, and tax laws;

•	transportation and distribution delays or interruptions that adversely impact the Company’s ability to receive and/or distribute inventory;

•	the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

•	the effect of fuel price fluctuations on the Company’s transportation costs and customer purchases;

•	interruptions in suppliers’ businesses;

•	the Company’s ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

•	the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

•	the effect of international freight rates and domestic transportation costs on the Company’s profitability;

•	delays and costs associated with building, opening, and modifying the Company’s distribution centers;

•	the Company’s ability to secure suitable new store locations under favorable lease terms;

•	the Company’s ability to successfully enter new markets;

•	delays associated with constructing, opening, and operating new stores;

•	the Company’s ability to attract and retain suitable employees; and

•	other risks described from time to time in the Company’s filings with the SEC, in its press releases, and in other communications.

The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, results of operations, and liquidity. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition, results of operations, and liquidity. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	APRIL 30	MAY 1
	2005	2004
	(Unaudited)	(Unaudited &
		Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$10,945	$87,739
Short-term investments	—	45,825
Inventories	897,030	887,302
Deferred income taxes	73,729	69,746
Other current assets	63,755	57,106

Total Current Assets	1,045,459	1,147,718

Property and equipment — net	637,031	622,659

Deferred income taxes	20,051	18,862
Other assets	35,650	24,386

	$1,738,191	$1,813,625

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$175,161	$176,224
Accrued liabilities	276,309	235,299

Total Current Liabilities	451,470	411,523

Long-term obligations	106,900	204,000

Other liabilities	90,310	75,695

Shareholders’ equity	1,089,511	1,122,407

	$1,738,191	$1,813,625

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	APRIL 30		MAY 1
	2005	%	2004	%
	(Unaudited)		(Unaudited &
			Restated)
Net sales	$1,099,090	100.0	$1,019,198	100.0

Gross margin	448,669	40.8	420,270	41.2

Selling and administrative expenses	408,338	37.2	382,738	37.6

Depreciation expense	26,951	2.4	23,978	2.3

Operating profit	13,380	1.2	13,554	1.3

Interest expense	1,174	0.1	4,610	0.4

Interest income	(31)	(0.0)	(358)	(0.0)

Income before income taxes	12,237	1.1	9,302	0.9

Income tax expense	4,437	0.4	2,951	0.3

Net income	$7,800	0.7	$6,351	0.6

Income per common share — basic	$0.07		$0.05

Weighted average common shares outstanding	112,969		117,275

Income per common share — diluted	$0.07		$0.05

Weighted average common and common equivalent shares outstanding	113,343		118,294

BIG LOTS
2005 GUIDANCE
RANGE OF EXPECTATIONS
(Issued May 17, 2005)

		Comps	Gross Margin Rate	SG & A Rate	E.P.S
Annual	2005 Guidance	3% - 4%	40.7% - 41.1%	38.8% - 38.4%	$0.54 - $0.60
	2004 (a,b,c)	0.0%	40.6%	39.1%	$0.27
Q1	2005 Actual	2.4%	40.8%	39.6%	$0.07
	2004(c)	2.7%	41.2%	39.9%	$0.05
Q2	2005 Guidance	3% - 5%	40.6% - 41.0%	40.7% - 40.3%	$(0.01) - $0.03
	2004(c)	0.2%	40.8%	41.6%	($0.07)
Q3	2005 Guidance	3% - 5%	40.9% - 41.3%	42.8% - 42.4%	$(0.12) - $(0.08)
	2004 (a,b,c)	-1.4%	40.4%	43.2%	($0.23)%
Q4	2005 Guidance	2% - 4%	40.7% - 41.1%	33.6% - 33.2%	$0.57 - $0.62
	2004(c)	-1.3%	40.2%	33.7%	$0.51
(a)	Includes $0.05 charge in the third quarter and $0.01 benefit in the fourth quarter related to the retirement of senior notes during the third quarter of fiscal 2004

(b)	Excludes KB Toys matters recorded as discontinued operations

(c)	2004 Results have been restated for lease accounting corrections as described in our Form 10K filed with the SEC on April 18, 2005.

Period	Basis Point Change - 2005 to 2004
Annual	10 - 50	30 - 70
Q1	(40)	30
Q2	(20) - 20	90 - 130
Q3	50 - 90	40 - 80
Q4	50 - 90	10 - 50